Exhibit 10.1

FIRST ADDENDUM

TO

LOAN AGREEMENT DATED DECEMBER 5, 2014

BETWEEN

GRACE McLAIN CAPITAL ADVISORS, LLC, LENDER

AND

UBL INTERACTIVE, INC., BORROWER

THIS ADDENDUM, made and entered into this 21st day of July, 2015, by and between GRACE McLAIN CAPITAL ADVISORS, LLC (the “Lender”), and UBL INTERACTIVE, INC. (the “Borrower”).

WHEREAS, Lender and Borrower entered into a Term Loan Agreement dated December 5, 2014 (the written Term Loan Agreement and Amendments being referred to as the “Loan Agreement”); and

WHEREAS, Section XIV of the Loan Agreement states that it may be amended or modified by the written consent of Lender and Borrower; and

WHEREAS, Lender and Borrower wish to confirm in this Addendum the extension of the Maturity Date for the Tranche A Term Loan, the funding of a portion of the Tranche B Term Loan, and the issue of stock warrants to Lender in connection therewith.

NOW, THEREFORE, in consideration of the mutual obligations herein contained and other consideration, the sufficiency of which is hereby acknowledged, Lender and Borrower agree as follows:

1.            Capitalized terms used in this Addendum and not otherwise defined shall have the meaning ascribed to them in the Loan Agreement.

2.            Pursuant to Section V of the Loan Agreement, the Maturity Date of the Tranche A Term Loan was June 15, 2015. By executing this Addendum, the Maturity Date of the Tranche A Term Loan shall be extended to August 15, 2015, at which time Borrower shall pay to Lender all outstanding principal, accrued and unpaid interest, and any other amounts due under the Tranche A Term Loan.

3.            Borrower acknowledges and confirms that as of June 15, 2015, the outstanding balance of principal and interest under the Tranche A Term Loan was Seventy-seven Thousand Seven Hundred Five and 57/100 Dollars ($77,705.57), which balance includes the application of funds from the Tranche B Term Loan described in Paragraph 4 below. Interest shall continue to accrue on the unpaid balance of the Tranche A Term Loan, as provided in the Loan Agreement.

4.            Borrower acknowledges and confirms that on June 25, 2015, Lender funded the sum of Twenty-five Thousand and No/100 Dollars ($25,000.00) as a first tranche (the “Term Loan B First Tranche”) under the Tranche B Term Loan, which sum was applied to reduce the balance of the Tranche A Term Loan. Pursuant to Section V of the Loan Agreement, the Maturity Date of the Term Loan B First Tranche is December 25, 2015, at which time Borrower shall pay to Lender all outstanding principal, accrued and unpaid interest, and any other amounts due under the Term Loan B First Tranche. Interest shall continue to accrue on the unpaid balance of the Term Loan B First Tranche, as provided in the Loan Agreement.

5.            Lender and Borrower acknowledge and confirm that the sum of One Hundred Seventy-five Thousand and No/100 Dollars ($175,000.00) remains to be funded under the Tranche B Term Loan. Upon the funding and closing of the remaining $175,000.00 of the Tranche B Term Loan, Lender will receive detachable and transferable warrants (the “Term Loan B Warrants”) to purchase an additional 2.5% of Borrower’s total outstanding shares of common stock on a non-fully diluted basis (but including the issuance of the equity underlying the Warrants) calculated as of the closing date of the remaining funds under the Tranche B Term Loan. The Term Loan B Warrants will not be subject to anti-dilution protection or rights other than those of Borrower’s common stock shareholders; provided, however, the Term Loan B Warrants will be subject to adjustment for stock dividends, distributions, subdivisions and combinations. The Term Loan B Warrants will (i) be substantially in the form attached to the Loan Agreement as Exhibit A, (ii) be fully vested and exercisable upon purchase, (iii) be exercisable in whole or in part from time to time, and (iv) have a term of two (2) years from the date of issue. The exercise price per share of the Term Loan B Warrants will be set at $0.15.

6.            Borrower shall pay or reimburse Lender upon demand for all costs and expenses (including, without limitation, reasonable attorneys' and paralegals' expenses) incurred or paid by Lender in connection with this Addendum.

7.            In the event of a conflict between the terms of this Addendum and the terms of the Loan Agreement, the terms of this Addendum shall control.

EXCEPT AS HEREBY STATED, all other provisions of the Loan Agreement shall continue in full force and effect and are hereby confirmed and ratified.

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IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first above written.

LENDER:

GRACE McLAIN CAPITAL ADVISORS, LLC, a North Carolina limited liability company

By: /s/Bill Rhew
Name:Bill Rhew
Title:Managing Director

BORROWER:

UBL INTERACTIVE, INC., a Delaware corporation

By: /s/ Doyal Bryant
Name: Doyal Bryant
Title: CEO

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Signature Page to Addendum to Loan Agreement